Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Brinks Home Security Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2008 (the “Report”), I, Robert B. Allen, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATED this 31st day of March 2009.

/s/ Robert B. Allen
Robert B. Allen
President, Chief Executive
Officer and Director

A signed original of this written statement required by Section 906 has been provided to Brink’s Home Security Holdings, Inc. and will be retained by Brink’s Home Security Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.